Exhibit 99.1



                       CORNERSTONE FINANCIAL CORPORATION
                         REPORTS FIRST QUARTER EARNINGS

Mount Laurel, NJ - Cornerstone Financial Corporation (CFIC.OB), the holding company for Cornerstone Bank, reported today net income available to common shareholders of $76 thousand, or $.04 per diluted share for the three months ended March 31, 2011, as compared to net income of $442 thousand, or $0.22 per share, for the same period in 2010. Net income for the quarter before preferred stock dividends totaled $109 thousand, versus net income of $422 thousand a year ago. The net interest margin for the three-month period ended March 31, 2011 equaled 3.86% as compared to 3.93% for the same period in 2010 and 3.73% for the fourth quarter of 2010.

The change in net income reflects increases of $393 thousand in net interest income and $139 thousand in non-interest income, coupled with a $244 thousand reduction in income tax expense. These increases were offset by an increase of $844 thousand in the provision for loan losses and an increase of $298 thousand in non-interest expense. Management considers a variety of factors in establishing the allowance for loan loss including the Company's historical loss rates and loss rates of peer financial institutions. The change in the provision for loan losses is related to the recording of $1.8 million in loan charge-offs during the first quarter of 2011.

Total deposits at March 31, 2011 were $304.2 million, an increase of $1.9 million or 0.63% from December 31, 2010. The increase in deposits was attributable to an increase of $20.8 million in interest bearing deposit accounts which was fueled by the migration of $12.4 million from non-interest bearing deposit accounts and the migration of $6.5 million from certificates of deposit.

Total assets at March 31, 2011 were $356.2 million, an increase of $2.2 million or 0.62% over December 31, 2010. This change was primarily due to increases in cash equivalents of $ 6.8 million, offset by decreases in loans receivable net of $4.0 million, deferred tax asset of $451 thousand and accrued interest receivable of $222 thousand. Gross loans receivable at March 31, 2011, totaled $238.0 million, a decrease of $4.9 million or 2.0% from December 31, 2010. This change was attributable to decreases of $558 thousand in commercial loans, $2.7 million in commercial real estate loans, $1.3 million in residential real estate loans and $307 thousand in consumer loans. The decline in gross loans represents significant payoffs received during the first quarter of 2011 coupled with $1.8 million in loan charge-offs. At March 31, 2011 our total non-performing assets were $11.8 million or 3.32% of our total assets, an increase of $266 thousand from non-performing assets of $11.6 million or 3.26% of total assets at December 31, 2010.

Cornerstone's Chairman, President, and CEO George W. Matteo, Jr. commented "Although this past quarter's performance reflects the ongoing challenges of the difficult economic condition facing our country we are extremely pleased with our performance. This quarter represents our seventh consecutive quarter of profitability and continues the positive trend begun in the third quarter of 2009."

Cornerstone Financial Corporation is a New Jersey based bank holding company headquartered in Mount Laurel, New Jersey and is the holding company for Cornerstone Bank ("the Bank"), a New Jersey state chartered commercial bank headquartered in Moorestown, New Jersey. The Bank commenced operations on October 4, 1999, and conducts business from its main office in Moorestown and from six additional branch offices located in Medford, Burlington, Cherry Hill, Voorhees, Mount Laurel, and Marlton, New Jersey.

Set forth below is selected financial information concerning Cornerstone Financial Corporation:

Selected Balance Sheet Data                                 March 31,                  December 31,
(In thousands)                                                2011                         2010
                                                            ---------                  ------------
                                                            Unaudited                    Audited

Investments held to maturity                                $  40,158                  $    40,435
Investments available for sale                                 44,780                       44,635
Loans receivable                                              238,002                      242,856
Allowance for loan losses                                       2,962                        3,826
Total assets                                                  356,195                      354,017
Deposits                                                      304,173                      302,270
Advances from the Federal Home Loan Bank                       25,000                       25,000
Stockholders equity                                            17,946                       17,748


                                                            March 31,                  December 31,
SELECTED CAPITAL RATIOS FOR THE BANK                          2011                         2010
                                                            ---------                  -------------
                                                            Unaudited                    Audited

Shareholders' equity to total assets                             5.6%                          5.6%
Leverage ratio                                                   6.9%                          6.9%
Risk-based capital ratios:
  Tier 1                                                         9.0%                          8.9%
  Total Capital                                                 11.2%                         11.2%


SELECTED NON-PERFORMING ASSET DATA                          March 31,                  December 31,
(In thousands)                                                2011                         2010
                                                            ----------                 --------------
                                                            Unaudited                    Audited

Non-performing assets:
Loans past due 90 days or more and accruing
Commercial                                                  $     634                  $        634
Consumer                                                          243                           244
                                                            ----------                 --------------
Total loans past due 90 days or more and accruing           $     877                   $       878
                                                            ----------                 --------------
Non-accrual  loans:
Commercial                                                  $   1,112                  $      1,296
Commercial real estate                                          7,702                         8,213
Residential real estate                                           964                             -
Consumer                                                          288                           289
                                                            -----------                ---------------
Total                                                          10,066                         9,798
Impaired loans                                                     50                            51
Real estate owned                                                 830                           830
                                                            -----------                ---------------
Total non-performing assets                                 $  11,823                  $     11,557
                                                            -----------                ---------------






                                                            Three months ended         Three months ended
SELECTED ALLOWANCE FOR LOAN LOSS DATA                          March 31,                   March 31,
(In thousands)                                                   2011                        2010
                                                            --------------------       -------------------
                                                                Unaudited                  Unaudited

Balance at beginning of period                              $    3,826                  $      3,432
Provision for loan losses                                          953                           109
Charge-offs (net of recoveries)                                 (1,817)                            -
Balance, end of period                                      $    2,962                  $      3,541



                                                            Three months ended         Three months ended
SELECTED INCOME STATEMENT DATA                                   March 31,                 March 31,
(In thousands except per share data)                               2011                       2010
                                                            --------------------       --------------------
                                                                Unaudited                   Unaudited

Interest income                                             $     4,274                $       3,922
Interest expense                                                  1,081                        1,122
Net interest income                                               3,193                        2,800
Provision for loan losses                                           953                          109
Income before income taxes                                          165                          775
Net income                                                          109                          475
Preferred stock dividends                                            33                           33
Net income available to common shareholders                          76                          442

EARNINGS PER SHARE
Basic                                                       $      0.04                $        0.22
Diluted                                                     $      0.04                $        0.22

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                                             1,954                        1,954
Diluted                                                           1,962                        1,954


FORWARD-LOOKING  STATEMENTS

         Cornerstone Financial Corporation (the "Company") may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (many of which are beyond the Company's control). Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be," or "would." The factors which could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements include those items listed under "Item 1A-Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 and the following factors, among others: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System ("Federal Reserve"); inflation; interest rates; market and monetary fluctuations; the timely development of new products and services by the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the success of the Company in gaining regulatory approval of its products, services, dividends and of new branches, when required; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; the ability to continue to effectively manage costs, including the costs incurred in connection with the opening of new branches; changes in consumer spending and saving habits; and the success of the Company at managing the risks resulting from these factors.